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                                                                     EXHIBIT 4.8



                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF JANUARY 15, 1999

                                      AMONG

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                                       AND

                        BANKAMERICA BUSINESS CREDIT, INC.

                                  AS THE AGENT

                                       AND

                            AMERICA'S CAR-MART, INC.

                                 AS THE BORROWER



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                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
         1.       DEFINITIONS.............................................................................1
                           1.1      Terms Defined.........................................................1
                           1.2      Accounting Terms.....................................................17
                           1.3      Interpretive Provisions..............................................17

         2.       LOAN...................................................................................18
                           2.1      Revolving Loans......................................................18
                           2.2      .....................................................................18

         3.       INTEREST AND OTHER CHARGES.............................................................23
                           3.1      Interest.............................................................23
                           3.2      Maximum Interest Rate................................................24
                           3.3      Unused Line Fee......................................................24
                           3.4      Audit Fees...........................................................24
                           3.5      Closing Fee..........................................................24

         4.       PAYMENTS AND PREPAYMENTS...............................................................25
                           4.1      Payment of Revolving Loans...........................................25
                           4.2      Termination of Facility..............................................25
                           4.3      Payments by the Borrower.............................................25
                           4.4      Payments as Revolving Loans..........................................26
                           4.5      Apportionment, Application and Reversal of Payments..................26
                           4.6      Indemnity for Returned Payments......................................26
                           4.7      Agent's and Lenders' Books and Records; Monthly
                                    Statements...........................................................27

         5.       TAXES, YIELD PROTECTION AND ILLEGALITY.................................................27
                           5.1      Taxes................................................................27
                           5.2      Increased Costs and Reduction of Return..............................28
                           5.3      Certificates of Lenders..............................................29
                           5.4      Survival.............................................................29

         6.       COLLATERAL.............................................................................29
                           6.1      Grant of Security Interest...........................................29
                           6.2      Perfection and Protection of Security Interest.......................29
                           6.3      Location of Collateral...............................................30
                           6.4      Title to, Liens on, and Sale of Collateral...........................30
                           6.5      Access and Examination...............................................30
                           6.6      Collateral Reporting.................................................31
                           6.7      Contracts............................................................31
                           6.8      Collection of Contracts; Payments....................................32
                           6.9      Right to Cure........................................................32


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
                           6.10     Power of Attorney....................................................32
                           6.11     Agent' Rights, Duties and Liabilities................................33
                           6.12     Protection of Collateral.............................................33
                           6.13     Servicing of Contracts...............................................33

         7.       BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES......................................33
                           7.1      Books and Records....................................................33
                           7.2      Financial Information................................................34
                           7.3      Notices to the Agent.................................................35

         8.       GENERAL WARRANTIES AND REPRESENTATIONS.................................................36
                           8.1      Authorization, Validity, and Enforceability of this
                                    Agreement and the Loan Documents.....................................36
                           8.2      Validity and Priority of Security Interest...........................36
                           8.3      Organization and Qualification.......................................37
                           8.4      Corporate Name; Prior Transactions...................................37
                           8.5      Affiliates...........................................................37
                           8.6      Financial Statements and Projections.................................37
                           8.7      Capitalization.......................................................37
                           8.8      Solvency.............................................................38
                           8.9      Debt.................................................................38
                           8.10     Title to Property....................................................38
                           8.11     Litigation...........................................................38
                           8.12     No Violation of Law..................................................38
                           8.13     No Default...........................................................38
                           8.14     ERISA Compliance.....................................................38
                           8.15     Taxes................................................................39
                           8.16     Use of Proceeds; Margin Regulations..................................39
                           8.17     No Material Adverse Change...........................................39
                           8.18     Full Disclosure......................................................39

         9.       AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................39
                           9.1      Taxes and Other Obligations..........................................39
                           9.2      Corporate Existence and Good Standing................................40
                           9.3      Compliance with Law and Agreements; Maintenance
                                    of Licenses..........................................................40
                           9.4      Compliance with ERISA................................................40
                           9.5      Mergers, Consolidations or Sales.....................................40
                           9.6      Distributions and Capital Change.....................................40
                           9.7      Transactions Affecting Collateral or Obligations.....................40
                           9.8      Guaranties...........................................................40
                           9.9      Debt.................................................................41
                           9.10     Prepayment...........................................................41
                           9.11     Transactions with Affiliates.........................................41
                           9.12     Investment Banking and Finder's Fees.................................41
                           9.13     Business Conducted...................................................41

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
                           9.14     Liens................................................................41
                           9.15     Fiscal Year..........................................................41
                           9.16     Debt Ratio...........................................................41
                           9.17     Loss Reserves........................................................41
                           9.18     Charge-Off Policy....................................................42
                           9.19     Subordinated Obligations.............................................42
                           9.20     Excess Availability.  ...............................................42
                           9.21     Fixed Charge Coverage Ratio.  .......................................42
                           9.22     New Subsidiaries.....................................................42
                           9.23     Restricted Investment................................................42
                           9.24     Reporting Methodology................................................42
                           9.25     Contract Forms.......................................................42
                           9.26     Credit Guidelines....................................................42
                           9.27     Service Contracts....................................................43
                           9.28     Payments under Crown Revolving Sub-Debt Line.........................43
                           9.29     New Car Lots.........................................................43
                           9.30     New Computer System..................................................43
                           9.31     Further Assurances.  ................................................43

         10.      CONDITIONS TO BORROWINGS...............................................................43
                           10.1     Conditions Precedent to Making of Revolving
                                    Loans on the Closing Date............................................43
                           10.2     Conditions Precedent to Each Revolving Loan..........................45

         11.      DEFAULT................................................................................45
                           11.1     Events of Default....................................................45
                           11.2     Remedies.............................................................48

         12.      TERM AND TERMINATION...................................................................49
                           12.1     Term and Termination.................................................49

         13.      AMENDMENTS; WAIVER; PARTICIPATIONS.....................................................50
                           13.1     No Waivers; Cumulative Remedies......................................50
                           13.2     Amendments and Waivers...............................................50
                           13.3     Assignments; Participations..........................................51

         14.      THE AGENT..............................................................................52
                           14.1     Appointment and Authorization........................................52
                           14.2     Delegation of Duties.................................................53
                           14.3     Liability of Agent...................................................53
                           14.4     Reliance by Agent....................................................53
                           14.5     Notice of Default....................................................54
                           14.6     Credit Decision......................................................54
                           14.7     Indemnification......................................................55
                           14.8     Agent in Individual Capacity.........................................55
                           14.9     Successor Agent......................................................55

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
                           14.10    Withholding Tax......................................................56
                           14.11    Collateral Matters...................................................57
                           14.12    Restrictions on Actions by Lenders; Sharing of Payments..............58
                           14.13    Agency for Perfection................................................58
                           14.14    Payments by Agent to Lenders.........................................59
                           14.15    Concerning the Collateral and the Related Loan Documents.............59
                           14.16    Field Audit and Examination Reports; Disclaimer by Lenders...........59
                           14.17    Relation Among Lenders...............................................60

         15.      MISCELLANEOUS..........................................................................60
                           15.1     Severability.........................................................60
                           15.2     Governing Law; Choice of Forum; Service of
                                    Process; Jury Trial Waiver...........................................60
                           15.3     Waiver of Jury Trial.................................................61
                           15.4     Survival of Representations and Warranties...........................62
                           15.5     Other Security and Guaranties........................................62
                           15.6     Fees and Expenses....................................................62
                           15.7     Notices..............................................................62
                           15.8     Waiver of Notices....................................................63
                           15.9     Binding Effect.......................................................64

         16.      INDEMNITY OF THE LENDER BY THE BORROWER................................................64
                           16.1     Final Agreement......................................................64
                           16.2     Counterparts.........................................................65
                           16.3     Captions.............................................................65
                           16.4     Right of Setoff......................................................65

LIST OF SCHEDULES

         Schedule 6.3 to Loan and Security Agreement
         Schedule 8.3 to Loan and Security Agreement
         Schedule 8.5 to Loan and Security Agreement
         Schedule 8.6 to Loan and Security Agreement
         Schedule 8.11 to Loan and Security Agreement




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                           LOAN AND SECURITY AGREEMENT


         Loan and Security Agreement, dated as of January 15, 1999, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC") with an office at 231 S. LaSalle Street, 16th Floor, Chicago, Illinois 60697, as agent for the Lenders (in its capacity as agent, the "Agent"), and America's Car-Mart, Inc., an Arkansas corporation, with offices at 2007 S. 8th Street, Suite 1, Rogers, Arkansas 72758 (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans in an amount not to exceed $30,000,000 and which extensions of credit the Borrower will use for its working capital needs and general business purposes;

         WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set froth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent and the Borrower hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 Terms Defined. As used in this Agreement, the listed terms are defined as follows:

                  "Acceptable Modified Contract" means a Contract which has been modified in a way that Agent in its reasonable discretion deems acceptable.

                  "Account" means all of Borrower's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Acquisition" means the purchase by Crown Group, Inc. of one hundred percent (100%) of the stock of Fleeman Holding Company which owns and controls the Borrower, all as set forth in the Acquisition Agreement.

                  "Acquisition Agreement" means that certain Stock Purchase Agreement dated as of December 1, 1998 by and among Crown Group, Inc. and the shareholders of Fleeman Holding Company.

                  "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrower, the Borrower's consolidated net income after provision for income taxes for such


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fiscal period, as determined in accordance with GAAP and reported on the financial statements for such period, excluding, without duplication, any and all of the following included in such net income: (a) earnings of any corporation, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (b) earnings or loss of any business entity in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (c) earnings (positive or negative) of any person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; and (d) gain or loss arising from the acquisition of any debt or equity security of the Borrower or from cancellation or forgiveness of Debt.

                  "Adjusted Tangible Assets" means all assets of the Borrower except: (a) deferred assets, other than prepaid items and deferred taxes, (b) patents, copyrights, trademarks, trade names, franchises, and other similar intangibles (but not excluding goodwill); (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of the Borrower constituting Intercompany Accounts; (f) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; and (g) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

                  "Adjusted Tangible Net Worth" means, at any date, the remainder of (a) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP, minus (b) the amount at which the Borrower's liabilities would be shown on such balance sheet in accordance with GAAP.

                  "Advance Rate" means sixty-five percent (65%); provided, however, beginning as of January 15, 2000, the Advance Rate shall be reduced to sixty-two and one-half percent (62.5%); and further provided, however, that from the Closing Date through and including July 15, 1999, the Advance Rate shall be reduced by the percentage amount (rounded to the nearest one-tenth percent) by which the Gross Charge-Off Percent exceeds 35.0%; and after July 15, 1999 the Advance Rate shall be reduced by the percentage amount by which the Collateral Adjustment Percent exceeds 37.5% (rounded to the nearest one-tenth percent), in each instance such adjustments to be calculated as of the last day of each month and effective as of the first day of the following month. For example, if the Gross Charge-Off Percent were 38%, the applicable Advance Rate would be reduced by 3%, and if the Collateral Adjustment Percent were 38%, the applicable Advance Rate would be reduced by .5%.

                  "Affiliate" means: (a) a Person which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Borrower; or (c) a Person in which ten percent or more of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term control (including the terms "controlled by" and


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"under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "Agent" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and any successor agent.

                  "Agent Advances" has the meaning specified in Section 2.2(h).

                  "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, BABC, and Agent pursuant to this Agreement and the other Loan Documents.

                  "Agent-Related Persons" means the Agent and any successor agent, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

                  "Agreement" means this Loan and Security Agreement.

                  "Aggregate Revolver Outstanding" means, at any time: the sum of (a) the unpaid balance of the Revolving Loans and (b) the aggregate amount of Pending Revolving Loans.

                  "Anniversary Date" means each anniversary of the Closing Date.

                  "Applicable Margin" means one and one-eighth percent (1.125%).

                  "Assignee" has the meaning specified in Section 13.3 (a).

                  "Assignment and Acceptance" has the meaning specified in
Section 13.3 (a).

                  "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the reasonable allocated cost of internal legal services of the Agent and all expenses and disbursements of internal counsel of the Agent.

                  "Availability" means, as of the date of determination, the amount determined by multiplying the Advance Rate by the Net Eligible Contract Payments then outstanding.

                  "Average Gross Charge-Offs" means, calculated as of the last day of each month, the Gross Charge-Offs for the four-month period then ending divided by four (4).

                  "Average Net Balance" means, calculated as of the last day of each month, the Net Balances owing under all Vehicle Contracts as of the last day of each of the prior four (4) months then ending divided by four (4).

                  "Average Net Charge-Offs" means, calculated as of the last day of each month, the Net Charge-Offs for the four-month period then ending divided by four (4).


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                  "BABC Loans" means Revolving Loans made solely by BABC
pursuant to Section 2.2(g).

                  "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

                  "Blocked Account Agreement" means that certain Blocked Account Agreement described in Section 6.8.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

                  "Business Day" means any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease.

                  "Capital Lease" means, as to any Person, any lease of property by such Person which, in accordance with GAAP, is or should be reflected as a capital lease on the balance sheet of such Person.

                  "Car-Mart Merger" means the merger of Fleeman Holding Company and Car-Mart, Inc. with and into Borrower, with Borrower being the surviving entity.

                  "Certificate of Title" means the certificate of title or other evidence of ownership of any Vehicle issued by the appropriate Division of Motor Vehicles or its counterpart in the jurisdiction in which the Contract Debtor resides.

                  "Closing Date" means the date of this Agreement.

                  "Closing Fee" means the fee specified in Section 3.5 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

                  "Collateral" has the meaning specified in Section 6.1 hereof.



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                  "Collateral Adjustment Percent" means, calculated as of the last day of each month, the sum of the Past Due Percent, the Repossession Percent and the Net Charge-Off Percent rounded to the lowest whole percent.

                  "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section
13.3. and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "Contracts" means all of the Borrower's now owned and hereafter acquired loan agreements, accounts, installment sale contracts, Instruments, notes, documents, chattel paper, and all other forms of obligations owing to the Borrower, including Vehicle Contracts and any collateral for any of the foregoing, including all rights under any and all Security Documents and merchandise returned to or repossessed by the Borrower.

                  "Contract Debtor" means each Person who is obligated to the Borrower to perform any duty under or to make any payment pursuant to the terms of a Vehicle Contract.

                  "Credit Guidelines" means the Borrower's guidelines (which have previously been reviewed and approved by the Agent) which state the credit criteria used by the Borrower in determining the creditworthiness of Contract Debtors.

                  "Crown Guaranty" means the Limited Guaranty dated as of the Closing Date executed by Crown Group, Inc. in favor of Agent and the Lenders whereby Crown Group, Inc. has guaranteed $10,000,000 of the Obligations.

                  "Crown Revolving Sub-Debt Line" means the revolving line of credit to be provided to the Borrower by Crown Group, Inc. as of the Closing Date in an amount not to exceed Ten Million Dollars ($10,000,000).

                  "Crown Revolving Sub-Debt Line Subordination Agreement" means the Subordination Agreement dated of even date herewith relating to the Crown Revolving Sub-Debt Line entered into by and among Crown Group, Inc., Borrower, Agent and the Lenders.

                  "Crown Subordinated Debt" means $7,500,000 owed by Borrower to Crown Group, Inc. as described in that certain Promissory Note dated of even date herewith in the original principal amount of $7,500,000.

                  "Crown Subordination Agreement" means the Subordination Agreement dated of even date herewith relating to the Crown Subordinated Debt entered into by and among Crown Group, Inc., Borrower, Agent and the Lenders.



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                  "Debt" means all liabilities, obligations, and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct or indirect, contingent, fixed, or otherwise, and including, without in any way limiting, the generality of the foregoing: (i) the Borrower's liabilities and obligations to trade creditors;
(ii) all Obligations; (iii) all obligations and liabilities to any Person secured by a Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (iv) all obligations and liabilities created or arising under any lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown a balance sheet of the Borrower prepared in accordance with GAAP: (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; (vii) Subordinated Debt; (viii) the Crown Revolving Sub-Debt Line; and (ix) deferred taxes.

                  "Debt For Borrowed Money" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

                  "Default" means an event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable interest rate plus
(b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable interest rate.

                  "Defaulting Lender" has the meaning specified in Section 2.2(g) (ii).

                  "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock); or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation unless accomplished through the issuance of capital stock.

                  "Dollar" and "$" means dollars in the lawful currency of the United States.

                  "EBITDA" means with respect to any Person, for any period, Adjusted Net Earnings from Operations less decreases in loan loss reserves, plus the sum of (i) interest


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


expenses, whether paid or accrued, (ii) depreciation, (iii) amortization, (iv) income taxes paid or accrued with respect to such period, and (v) other non-cash expenses (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding increases to loan loss reserves), each to the extent deducted in determining Adjusted Net Earnings from Operations for that period.

                  "Eligible Vehicle Contracts" means those Vehicle Contracts which the Agent, in its reasonable discretion, deems eligible and which, without limiting the Agent's discretionary rights, satisfy as of the date of determination all of the following requirements as determined by the Agent in its reasonable discretion:

                           (1) the Vehicle Contract strictly complies with all
of the Borrower's warranties and representations contained herein;

                           (2) (i) for any Vehicle Contract that requires weekly
payments from the Contract Debtor, no more than four (4) payments may be contractually delinquent, and (ii) for any other Vehicle Contract, no payment due under the Vehicle Contract is more than the lesser of 30 days or four (4) weeks contractually delinquent;

                           (3) except as provided in clause (b) of this
definition, neither the Borrower nor the Contract Debtor is in default under the terms of the Vehicle Contract;

                           (4) the Borrower has not granted to the Contract
Debtor any extension of time for the payment of any sum due under the Vehicle Contract except pursuant to an Acceptable Modified Contract;

                           (5) the Vehicle Contract is not subject to any
asserted defense, counterclaim, offset, discount, or allowance;

                           (6) the terms of the Vehicle Contract and all related
documents and instruments comply in all respects with all Requirements of Law;

                           (7) the Contract Debtor is not an Affiliate of the
Borrower;

                           (8) the creditworthiness of the Contract Debtor is
acceptable to the Agent and the Vehicle Contract and Contract Debtor conform to the Credit Guidelines;

                           (9) the Contract Debtor is not subject to a
bankruptcy or insolvency proceeding under Federal law or any similar proceeding under state law;

                           (10) the Contract Debtor is a resident of the
continental United States;

                           (11) the first scheduled payment pursuant to the
terms of the Vehicle Contract is, or was, due within forty-five (45) days following the execution of the Vehicle Contract and all other payments are scheduled to be made in substantially equal weekly, bi-weekly, monthly,


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or semi-monthly installments on the same date of each week, bi-week or month thereafter in order to amortize the Vehicle Contract over its scheduled term;

                           (12) the original term of the Vehicle Contract is not
more than 30 months;

                           (13) repayment of the Vehicle Contract is secured by
a first priority, perfected interest in the subject Vehicle, and the Borrower has obtained a Certificate of Title reflecting the Borrower as either the owner or the lien holder;

                           (14) to the extent that the balance of the Vehicle
Contract includes sums representing the financing of a service contract, such service contract shall be in compliance with all applicable consumer credit laws, including any and all laws relating thereto;

                           (15) the Vehicle Contract is not an Unacceptable
Modified Contract;

                           (16) the Vehicle Contract is originated in the
ordinary course of the Borrower's business; and

                           (17) the Vehicle which secures the Vehicle Contract
has not been repossessed by the Borrower from the Contract Debtor or returned by the Contract Debtor to the Borrower.

                  "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase; together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group or under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

                  "ERISA Event" means, with respect to the Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001 (a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA;
(d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section

4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Escrowed Fleeman Tax Debt Amount" means the lesser of (i) the amount of taxes owed by Borrower as of the date of calculation or (ii) the amount of funds that have been escrowed for payment of such taxes in accordance with Section 5(l) of the Acquisition Agreement.

                  "Event of Default" has the meaning specified in Section 11.1 hereof.

                  "Excess Availability" means, as of the date of determination, the remainder of (a) Availability minus (b) the aggregate amount of the Revolving Loans then outstanding.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Schedule 8.6, or any financial statements required to be given to the Agent and/or the Lenders pursuant to this Agreement.

                  "Fiscal Year" means the Borrower's fiscal year for accounting purposes. The initial fiscal period of the Borrower will begin on the Closing Date and will end on April 30, 1999. Thereafter each Fiscal Year will be the 12-month period ending on April 30.

                  "Fixed Charges" means, the sum of interest expense and income taxes plus scheduled principal payments on Debt for Borrowed Money (other than the Revolving Loans and outstanding loans under the Crown Revolving Sub-Debt
Line) plus Capital Expenditures (except those financed with the proceeds of any Debt for Borrowed Money as permitted hereunder) plus Distributions, in each instance with respect to the applicable period.

                  "Fleeman Guaranty" means that certain Guaranty issued by Borrower in favor of the "Sellers" under the Acquisition Agreement guaranteeing repayment of obligations owed by Crown Group, Inc. to such Sellers.

                  "Funding Date" means the date on which a Revolving Loan occurs.

                  "GAAP" means generally accepted accounting principles as in effect at such time.

                  "General Intangibles" means all of the Borrower's now owned or hereafter acquired: general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Contracts), including, without limitation, all contract rights, proprietary rights, investment property, business records, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, business interruption insurance, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan and any other amounts payable to the Borrower from any Plan.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Gross Charge-Off Percent" means, calculated as of the last day of each month, the Average Gross Charge-Offs divided by the Average Net Balance and multiplied by twelve (12). For example, if the Average Gross Charge-Offs were $1,100,000, and the Average Net Balance was $46,000,000, the Gross Charge-Off Percent would be 28.7% ($1,100,000 / $46,000,000 x 12).

                  "Gross Charge-Offs" means for any period the aggregate amount of all unpaid principal balances (including any service contract amounts included therein) due under Vehicle Contracts which have been charged off by the Borrower during such period, including the principal balances due under all Vehicle Contracts where the Vehicle has been repossessed by Borrower during such period.

                  "Gross Contract Payments" means, as of the date of determination, (i) with respect to an interest bearing Vehicle Contract the outstanding balance thereof including all accrued but unpaid interest, fees, and other charges owing by the Contract Debtor and (ii) with respect to a precomputed Vehicle Contract the outstanding balance thereof including all unearned interest, fees, and charges owing by the Contract Debtor.

                  "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                  "Instruments" shall have the same meaning as given to that term in the UCC, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment;

                  "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

                  "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods and merchandise, including all motor vehicles, new and used to be sold by Borrower, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or descriptions which are or might be consumed in the Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                  "Investment Property" means: (a) a security, whether certificated or uncertificated; (b) a security entitlement; (c) a securities account; (d) a commodity contract; or (e) a commodity account.

                  "IRS" means the Internal Revenue Service and any other Governmental Authority succeeding to any of its principal functions under the Code.

                  "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

                  "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

                  "Loan Documents" means this Agreement and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Agent's Liens, or any other aspect of the transactions contemplated by this Agreement.

                  "Loss Reserve Percentage" means at least eighteen and one-half percent (18.5%) on or before April 29, 1999 and after April 29, 1999 a percentage determined in accordance with GAAP.

                  "Majority Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 66% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 66% of the aggregate principal amount of the Revolving Loans then outstanding.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U, or X of the Federal Reserve Board.

                  "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Collateral.

                  "Multi-employer Plan" means a multi-employer plan as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

                  "Net Balance" means, as of the date of determination, the Gross Contract Payments of a Vehicle Contract less all unearned interest, fees, and charges (but including any service contract amount included therein) owing by the Contract Debtor.

                  "Net Charge-Offs" means for any period Gross Charge-Offs as reduced by the amount of the wholesale value of each repossessed vehicle at the time of sale.

                  "Net Charge-Off Percent" means, calculated as of the last day of each month, the Average Net Charge-Offs divided by the Average Net Balance multiplied by twelve (12). For example, if the Average Net Charge-Offs were $900,000, and the Average Net Balance was $46,000,000, the Net Charge-Off Percent would be 23.48% ($900,000 / $46,000,000 x 12).

                  "Net Eligible Contract Payments" means, as of the date of determination, the remainder of (a) the Gross Contract Payments (including any service contract amounts included therein) owing under all Eligible Vehicle Contracts, minus (b) the sum of (i) the aggregate amount, to the extent included within the definition of Gross Contract Payments, of all unearned interest, fees, and charges applicable to such Eligible Vehicle Contracts, and (ii) such other amounts as the Agent reasonably deems necessary or appropriate.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participating Lender" means a commercial bank, financial institution, or other Person who shall have been granted the right by the Lender to participate in the financing provided by the Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

                  "Past Due Percent" means the percent, calculated as of the last day of each month for the three-month period then ending, equal to (a) the Gross Contract Payments owing under all Vehicle Contracts (excluding Vehicle Contracts charged-off) as to which any portion of an installment due thereunder is 30 days or more past due as determined on a contractual basis as of the last day of the four (4) month period then ending or where the Contract Debtor is subject to a bankruptcy or insolvency proceeding under Federal law or any similar proceeding under state law, divided by (b) the Gross Contract Payments owing under all Vehicle Contracts (excluding Vehicle Contracts charged-off) as of the last day of the four (4) month period then ending. For example, if, as of the last day of the previous four (4) months the Gross Contract Payments were $1,000,000, $1,250,000, $1,000,000 and $1,500,000 and on the same date the amount of Gross Contract Payments that were more than 30 days past due was $100,000, $150,000, $100,000 and $150,000, the Past Due Percent would be 10.5%
($500,000/$4,750,000).

                  "Payment Account" means each bank account established pursuant to Section 6.8, to which the funds of the Borrower (including, without limitation, collections of payments relating to Vehicle Contracts and other Collateral) are deposited or credited, and which is maintained in the name of the Borrower on terms acceptable to the Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any person succeeding to the functions thereof.

                  "Pending Revolving Loans"means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, and which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan, has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" means Liens on Borrower's Equipment to secure purchase money financing in an amount not to exceed $250,000 in the aggregate.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

                  "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

                  "Property" means any interest in any kind of property or asset, whether personal or real property, or mixed, or tangible or intangible.

                  "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America as its reference rate. It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, Bank of America may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

                  "Reportable Event" means any of the events set forth in
Section 4043 of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Repossession Percent" means the percent, calculated as of the last day of each month, equal to (a) the repossession value of all Vehicles which the Borrower has repossessed and which, as of the last day of the four (4) month period then ending, was reflected as an asset on the Borrower's books divided by (b) the Net Balance owing under all Vehicle Contracts (excluding Vehicle Contracts charged-off) outstanding as of the last day of each of those four (4) months. For example, if 10 Vehicles having a total repossession value of $50,000 had at the end of each month been repossessed by Borrower and were reflected as assets on the books of Borrower at the end of each of those four
(4) months and the Net Balance were $45,000,000, $46,000,000, $47,000,000 and
$48,000,000 at the end of such months, the Repossession Percent would be 0.1% ($200,000/$186,000,000).

                  "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 40% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 40% of the aggregate principal amount of the Revolving Loans then outstanding; provided, however, that if there are only two Lenders, then either of the two Lenders constitutes the "Required Lenders".

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

                  "Responsible Officer" means the chief executive officer, the president of the Borrower, or any vice president or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the collateral reports, the chief executive officer, the chief financial officer or the controller of the Borrower, or any other officer having substantially the same authority and responsibility.

                  "Restricted Investment" means any acquisition of Property by the Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) personal property to be used in and acquired in the ordinary course of business of the Borrower, (b) purchase of Contracts in the ordinary course of the Borrower's business, (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

                  "Revolving Loans" means the revolving loans specified in
Section 2.1 and includes each Agent Advance and BABC Loan.

                  "Security Documents" means all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments, guaranties, sureties, and agreements of every type and nature (including Certificates of Title) securing the obligations of Contract Debtors under Contracts.

                  "Solvent" means when used with respect to any Person that at the time of determination:

                           (a) the assets of such Person, at a fair valuation,
are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                           (b) the present fair saleable value of its assets is
greater than its probable liability on its existing debts as such debts become absolute and matured; and

                           (c) it is then able and expects to be able to pay its
debts (including, without limitation, contingent debts and other commitments) as they mature; and

                           (d) it has capital sufficient to carry on its
business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stated Termination Date" means January 15, 2002.

                  "Subordinated Debt" means all debt of the Borrower which (a) is subordinated to the Obligations pursuant to a written subordination agreement the terms of which are satisfactory to the Agent in its sole and absolute discretion and (b) has a then-remaining term to maturity in excess of twelve
(12) months. As of the Closing Date Subordinated Debt includes the Crown Subordinated Debt but does not include any amounts outstanding under the Crown Revolving Sub-Debt Line.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Agent pursuant to Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

                  "Total Facility" means $30,000,000.

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the state of Illinois or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "Unacceptable Modified Contract" means a Contract which has been modified in a way that the Agent in its reasonable discretion deems unacceptable and accordingly ineligible.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "Unused Line Fee" shall have the meaning given to that term in
Section 3.3.

                  "Vehicle" means any new or used, two-axeled, automobile or light-duty truck, together with all accessions, parts and equipment sold or financed in connection therewith.

                  "Vehicle Contract" means a Contract which arises from an installment sale of a Vehicle.

                  1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

                  1.3 Interpretive Provisions.

                           (1) The meanings of defined terms are equally
applicable to the singular and plural forms of the defined terms.

                           (2) The words "hereof," "herein," "hereunder" and
similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                           (3)

                                    (1) The term "documents" includes any and
all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                                    (2) The term "including" is not limiting and
means "including without limitation."

                                    (3) In the computation of periods of time
from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                           (4) Unless otherwise expressly provided herein, (i)
references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                           (5) The captions and headings of this Agreement are
for convenience of reference only and shall not affect the interpretation of this Agreement.

                           (6) This Agreement and other Loan Documents may use
several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                           (7) This Agreement and the other Loan Documents are
the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or the Lenders' involvement in their preparation.

         2.       LOAN.

                  2.1 Revolving Loans. Subject to the terms and conditions of this Agreement, including the conditions precedent set forth in Article Ten, each Lender agrees, upon the request of the Borrower, made from time to time during the period from the Closing Date to the Termination Date, to make revolving loans ("Revolving Loans") to the Borrower in an amount not to exceed (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata Share of the lesser of the Total Facility or the Availability. The Lenders, in their sole and absolute discretion, may elect to make Revolving Loans in excess of the Availability or the Total Facility on one or more occasions, but, if they do so, neither the Agent or the Lenders shall be deemed thereby to have changed the limits of the Total Facility or the Availability. Immediately upon demand by the Agent for repayment of such excess, the Borrower shall make such payment. If the Aggregate Revolver Outstanding at any time exceeds the Availability (with Availability calculated for this purpose as if there were no Aggregate Revolver Outstanding) or the Total Facility, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated. The Borrower may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein.

                  2.2
                           (1) Borrowing Procedure. Each Revolving Loan shall be
made upon the Borrower's irrevocable written or telephonic notice ("Notice of Borrowing") delivered to the Agent which notice must be received by the Agent not later than 12:00 noon (Chicago, Illinois time) on the requested Funding Date. With respect to Notice of Borrowing given by telephonic request, the Borrower shall confirm such telephonic request in writing within twenty-four
(24) hours of the giving of such notice but Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                           (2) On or prior to the Closing Date and thereafter
prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the officers authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such officer. The Agent shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing himself as one of the officers authorized by the Borrower to make such requests on its behalf.

                           (3) No Liability. The Agent shall not incur any
liability to the Borrower as a result of acting upon any notice referred to in Sections 2.2(a) and (b), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans.

                           (4) Notice Irrevocable. Any Notice of Borrowing made
pursuant to Section 2.2(a) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                           (5) Agent's Election. Promptly after receipt of a
Notice of Borrowing pursuant to Section 2.2(a), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(f) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of
Section 2.2(g) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.2(g), the Agent shall elect to have the terms of Section 2.2(f) apply to such requested Borrowing.

                           (6) Making of Revolving Loans.

                                    (1) In the event that the Agent shall elect
to have the terms of this Section 2.2(f) apply to a requested Borrowing as described in Section 2.2(a), then promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(a), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Chicago, Illinois time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrower, designated in writing by the Borrower and acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability of the Borrower on such date.

                                    (2) Unless the Agent receives notice from a
Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the

Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan on the payment date for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

                                    (3) The Agent shall not be obligated to
transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Reference Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                           (7) Making of BABC Loans.

                                    (1) In the event the Agent shall elect, with
the consent of BABC, to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(e), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(g) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and acceptable to the Agent. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability of the Borrower on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Availability of the Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

                                    (2) The BABC Loans shall be secured by the
Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

                           (8) Agent Advances.

                                    (1) Subject to the limitations set forth in
the provisos contained in this Section 2.2(h), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion,
(1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.6 (any of the advances described in this Section 2.2(h) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(h) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

                                    (2) The Agent Advances shall be repayable
on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

                           (9) Settlement.  It is agreed that each Lender's
funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                                    (1) The Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance, and
(3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (Chicago, Illinois time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Chicago, Illinois time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                                    (2) Notwithstanding the foregoing, not more
than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

                                    (3) From and after the date, if any, on
which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

                                    (4) Between Settlement Dates, the Agent, to
the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by the

Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

                           (10) Notation. The Agent shall record on its books
the principal amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                           (11) Lenders' Failure to Perform. All Revolving Loans
(other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

         3.       INTEREST AND OTHER CHARGES.

                  3.1      Interest.

                           (1) All outstanding Obligations shall bear interest
on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin, but not to exceed the Maximum Rate described in Section 3.2.

Each change in the Reference Rate shall be reflected in the interest rate described in (a) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Revolving Loans will be payable in arrears on the first (1st) day of each month hereafter.

                           (2) If any Default or Event of Default occurs and is
continuing and the Agent in its discretion so elects, then, until such Default or Event of Default has been cured, all of the Obligations shall bear interest at the Default Rate applicable thereto.

                  3.2 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.2, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent for the account of the Lenders an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or the Lenders have received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

                  3.3 Unused Line Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, on the first day of each month and on the Termination Date, an unused line fee in an amount equal to one-quarter of one percent (.25%) per annum multiplied by the average daily amount by which the Total Facility exceeds the average daily outstanding amount of Revolving Loans during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  3.4 Audit Fees. The Borrower agrees to pay to the Agent all costs and fees reasonably incurred by the Agent's internal auditors in connection with audits of the Borrower performed by such auditors during the term of this Agreement; provided that, prior to the occurrence of an Event of Default, the Agent shall not be entitled to reimbursement for any such costs and fees incurred in connection with audits in an amount greater than $27,000 during any year of this Agreement. The audit fee shall be payable in arrears on the first day of each month commencing with the month immediately following the Closing Date. Notwithstanding the foregoing, upon the occurrence of any Event of Default, the Borrower shall pay all of the Agent's costs incurred in connection with the verification, audit, and inspection of the Collateral without regard to the foregoing limitations.

                  3.5 Closing Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, on the Closing Date a fee of $150,000.

         4.       PAYMENTS AND PREPAYMENTS.

                  4.1 Payment of Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Agent, on demand, the amount by which the Aggregate Revolver Outstandings at any time exceed the Availability (with Availability for this purpose calculated as if there were no Aggregate Revolver Outstandings) or the Total Facility.

                  4.2 Termination of Facility. The Borrower may terminate this Agreement at any time upon at least fifteen (15) Business Days' prior written notice to the Agent if (a) it pays and performs in full all Obligations on or prior to the effective date of termination and (b) it pays the early termination fee set forth in the next sentence. If this Agreement is terminated at any time prior to the Stated Termination Date by Borrower for any reason whatsoever, the Borrower shall pay to the Agent for the account of the Lenders an early termination fee determined in accordance with the following table:

--------------------------------------------------------------------------------------------
          PERIOD DURING WHICH EARLY                               EARLY TERMINATION FEE
             TERMINATION OCCURS
On or prior to the First Anniversary
Date                                                                     $500,000

After the First Anniversary Date,
but on or prior to the Second
Anniversary Date                                                         $250,000

After the Second Anniversary Date,                                         None
but on or prior to the Stated
Termination Date

                  4.3      Payments by the Borrower.

                           (1) All payments to be made by the Borrower shall be
made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in Section 15.7, and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Chicago, Illinois time) on the date specified herein. Any payment received by the Agent later than 12:00 noon (Chicago, Illinois time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                           (2) Whenever any payment is due on a day other than a
Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                           (3) Unless the Agent receives notice from the
Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  4.4 Payments as Revolving Loans. All payments of principal, interest, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.6, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.4. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.6, and agrees that all such amounts charged shall constitute Revolving Loans and that all such Revolving Loans so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2.

                  4.5 Apportionment, Application and Reversal of Payments. All payments received by Agent shall be applied, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including BABC Loans and Agent Advances; fourth, to pay or prepay principal of the BABC Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Agent Advances); and sixth, to the payment of all other Obligations due to the Agent or any Lender by the Borrower. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(h). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

                  4.6 Indemnity for Returned Payments. IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE AGENT OR ANY LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN THE OBLIGATIONS OR PART THEREOF

INTENDED TO BE SATISFIED SHALL BE REVIVED AND SHALL CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE AGENT OR SUCH LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE AGENT AND SUCH LENDER, AND HEREBY DOES INDEMNIFY THE AGENT AND SUCH LENDER AND HOLD THE AGENT AND SUCH LENDER HARMLESS FOR, THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or such Lender in reliance upon such payment and any such contrary action so taken shall be without prejudice to the Agent and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

                  4.7 Agent's and Lenders' Books and Records; Monthly Statements. The Borrower agrees that the Agent's and each of the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of the Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

         5.       TAXES, YIELD PROTECTION AND ILLEGALITY.

                  5.1      Taxes

                           (1) Any and all payments by the Borrower to each
Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

                           (2) The Borrower agrees to indemnify and hold
harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                           (3) If the Borrower shall be required by law to
deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                                    (1) the sum payable shall be increased as
necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                                    (2) the Borrower shall make such deductions
and withholdings;

                                    (3) the Borrower shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                    (4) the Borrower shall also pay to each
Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                           (4) Within 30 days after the date of any payment by
the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                           (5) If the Borrower is required to pay additional
amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                  5.2      Increased Costs and Reduction of Return.

                           (1) If any Lender determines that, due to either (i)
the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Revolving Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                           (2) If any Lender shall have determined that (i) the
introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) Revolving Loan compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment[s], loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

                  5.3 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

                  5.4 Survival. The agreements and obligations of the Borrower in this Article 5 shall survive the payment of all other Obligations.

         6.       COLLATERAL.

                  6.1 Grant of Security Interest. As security for all Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, and assignment of, all of the following Property of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located: (a) all Accounts; (b) all Contracts; (c) all General Intangibles; (d) all Inventory;
(e) all Equipment; (f) all money, securities and other property of any kind of the Borrower in the possession or under the control of the Agent or any Lender or any Participating Lender; (g) all deposit accounts with any financial institution in which the Borrower maintains deposits; (h) all credit balances in favor of Borrower and claims against the Agent or any Lender or any of its affiliates; (i) all books, records and other Property related to or referring to any of the foregoing; and (j) all accessions to, substitutions for and replacements, products and Proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies and claims against third parties. All of the foregoing and all other Property of the Borrower in which the Agent or any Lender may at any time be granted a Lien is herein collectively referred to as the "Collateral." All of the Obligations shall be secured by all of the Collateral.

                  6.2 Perfection and Protection of Security Interest.

                           (1) The Borrower shall, at its expense, perform all
steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens in the Collateral, including, without limitation: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent, at the request of Agent, the originals of all Instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) placing notations on the Borrower's books of account to disclose the Agent's security interest; and (iv) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens in the Collateral. To the extent permitted by applicable law, the Agent may file, without the Borrower's signature, one or more financing statements disclosing the Agent's Liens in the Collateral. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                           (2) Except with respect to Collateral delivered to
the Agent pursuant to this Section 6.2, the Borrower shall immediately following the execution or receipt of a Contract, stamp on the Contract the following words (or similar language in all respects satisfactory to Agent): ["THIS DOCUMENT HAS BEEN PLEDGED TO BANKAMERICA BUSINESS CREDIT, INC., AS AGENT AND MAY NOT BE FURTHER ASSIGNED."] With respect to Contracts in effect on the Closing Date, all such Contracts shall be similarly stamped within 45 days of the Closing Date

                           (3) If any Collateral is at any time in the
possession or control of any bailee or any of the Borrower's agents, then the Borrower shall notify the Agent thereof and shall notify such Person of the Agent's security interest in such Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located on a facility which is not owned by the Borrower, then the Borrower shall, at the request of the Agent, obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                           (4) From time to time, the Borrower shall, upon the
Agent's request, execute and deliver confirmatory written instruments pledging to the Agent the Collateral, but the Borrower's failure to do so shall not affect or limit the Agent's security interest or the Agent's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens in the Collateral shall continue in full force and effect (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  6.3 Location of Collateral. The Borrower represents and warrants to the Agent and the Lenders that: (a) Schedule 6.3 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral (except for Collateral in the possession of the Lender), and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors of such locations. The Borrower covenants and agrees that it will not
(i) maintain any Collateral at any location other than those locations listed on
Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith.

                  6.4 Title to, Liens on, and Sale of Collateral. The Borrower represents and warrants to the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned solely by the Borrower free and clear of all Liens whatsoever except for the Agent's Liens and Permitted Liens;
(b) the Agent's Liens in the Collateral will not be subject to any prior Lien;
(c) the Borrower will store and maintain the Collateral with all reasonable care; and (d) the Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral other than in the ordinary course of business. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                  6.5 Access and Examination. The Agent may at all reasonable times (and at any time when a Default or Event of Default exists) have access to, examine, audit, make copies of and inspect all of the Borrower's books and records and discuss the Borrower's affairs with the Borrower's officers and management and independent public accountants (and by this provision the Borrower hereby authorizes said accountants to discuss with the Agent the finances and affairs of the Borrower and each of its subsidiaries). The Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Agent may, at any time and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens in the Collateral. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Contracts, or other Collateral, by mail, telephone, or otherwise.

                  6.6 Collateral Reporting. The Borrower shall provide the Agent, on a monthly basis on or before the fifteenth day of each month, except as otherwise provided herein, with the following documents in form satisfactory to the Agent: (a) a collateral and loan status report on forms provided by the Agent (or such other form approved by Agent), (b) an aging of the Borrower's Contracts on a summary basis; (c) a summary list of Contracts where the Contract Debtor is the subject to an insolvency proceeding; (d) a report of Gross Charge-Offs or Net Charge-Offs, if available; (e) as soon as available but no later than September 15, 1999, a report of Net Charge-Offs; (f) on a monthly basis, on or before the 5th day of the following month, a lot status report; (g) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time; and (h) a certificate of an officer of the Borrower certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent.

                  6.7 Contracts.

                           (1) The Borrower hereby represents and warrants to
the Agent and the Lenders with respect to the Contracts, that: (i) each existing Contract represents, and each future Contract will represent, a bona fide obligation of the Contract Debtor, enforceable in accordance with its terms;
(ii) each existing Contract is, and each future Contract will be, for a liquidated amount payable by the Contract Debtor thereon on the terms set forth in the Contract therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense (including the defense of usury), or counterclaim; (iii) there is only one original counterpart of the Contract executed by the Contract Debtor; (iv) each Contract correctly sets forth the terms thereof, including the interest rate applicable thereto and correctly describes the collateral for such Contract; (vi) the signatures of all Contract Debtors are genuine and, to the knowledge of the Borrower, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof; (vii) each Contract complies with all Requirement of Law; and (viii) the Borrower has not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts.

                           (2) The Borrower shall not grant any discount, credit
or allowance to any such Contract Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business.

                  6.8 Collection of Contracts; Payments.

                  (a) Until the occurrence of an Event of Default that is continuing, the Borrower shall collect all Accounts, shall receive all payments relating to Accounts, and shall promptly deposit all such collections into Payment Accounts established for the account of the Borrower at banks acceptable to the Borrower and the Lender, and subject to the provisions of a Blocked Account Agreement acceptable to Borrower and Agent. All collections relating to Accounts received in any such Payment Account or directly by the Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. After the occurrence of an Event of Default that is continuing, the Lender may, at any time, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's loan account. After the occurrence of an Event of Default that is continuing, the Borrower, at Lender's request, shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

                  (b) If sales of Inventory are made for cash, the Borrower shall immediately deposit such identical checks, cash, or other forms of payment which the Borrower receives into the Payment Accounts.

                  (c) All payments received by the Lender on account of Accounts or as Proceeds of other Collateral will be the Lender's sole property and will be credited to the Borrower's loan account (conditional upon final collection) immediately upon receipt.

                  (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account immediately after the Lender's receipt thereof.

                  6.9 Right to Cure. The Agent may, in its discretion, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.9 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 6.9 shall be without prejudice to any right to assert an Event of Default hereunder.

                  6.10 Power of Attorney. The Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's possession; (b) to sign the Borrower's name on any assignments of Contracts, notices of assignment, and financing statements and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law;
(c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Contracts to Contract Debtors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Agent nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for acts or omissions resulting from such party's intentional misconduct or bad faith. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                  6.11 Agent' Rights, Duties and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent to take any steps to perfect the Agent's Liens in the Collateral or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and the Borrower.

                  6.12 Protection of Collateral. The Borrower shall pay all expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

                  6.13 Servicing of Contracts. The Borrower shall collect all payments and other proceeds of the Contracts and other Collateral and deposit the proceeds into the Payment Account and perform customary insurance follow-up with respect to policies of insurance covering the Property which is the subject of the Contracts.

                  6.14 Equipment. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by the Borrower is and will be used or held for use in the Borrower's business, and is and will be fit for such purposes.

The Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

         7.       BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

                  7.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Contracts; and (b) all other dealings affecting the Collateral. The Borrower shall maintain a system, satisfactory to the Agent, for duplicating and storing, at a secure location, a duplicate set of books and records concerning the Collateral which duplicate books and records may be maintained electronically. In addition, the Borrower shall maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.

                  7.2 Financial Information. The Borrower shall promptly furnish to the Agent and each Lender, all such financial information as the Agent and each Lender shall reasonably request, and notify its auditors and accountants that the Agent is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower will furnish to the Agent, in such detail as the Agent and each Lender shall request, the following:

                           (1) As soon as available, but in any event not later
than one hundred five (105) days after the close of each Fiscal Year, audited balance sheets, and statements of income and expense, cash flow and stockholders' equity for Borrower for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year if available, all in reasonable detail, fairly presenting the financial position and the results of operations of Borrower as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and shall be accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent.

                           (2) As soon as available, but in any event not later
than forty (40) days after the end of each month, unaudited balance sheets of the Borrower as at the end of such month, and statements of income and expense and cash flow for the Borrower for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower as at the date thereof and for such periods, and prepared in accordance with GAAP (except with respect to the accompanying notes) applied consistently with the audited Financial Statements required to be delivered pursuant to
Section 7.2(a). Such statements shall be certified to be fairly stated in all material respects by a Responsible Officer of the Borrower, subject to normal year-end adjustments.

                           (3) With each of the audited Financial Statements
delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that, in connection with their examination of such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                           (4) With each of the Financial Statements delivered
pursuant to Section 7.2(a) and 7.2(b), a certificate of a Responsible Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenants set forth in Sections 9.16 through 9.21 during the period covered in such Financial Statements, (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time except for those representations and warranties which speak to a specific date, and (B) no Default or Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                           (5) No sooner than sixty (60) days prior to and not
less than thirty (30) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted balance sheets, statements of income and expenses and statements of cash flow) for the Borrower as at the end of and for each month of such Fiscal Year.

                           (6) Promptly after filing with the PBGC and the IRS,
a copy of each annual report or other filing filed with respect to each Plan of the Borrower.

                           (7) Promptly upon the filing thereof, copies of all
reports, if any, filed by the Borrower with the Securities and Exchange Commission under the Exchange Act.

                           (8) As soon as available, but in any event not later
than fifteen (15) days after the Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Borrower by its independent certified public accountants.

                           (9) Promptly after filing with the IRS, upon Agent's
request therefor, a copy of each tax return filed by the Borrower.

                           (10) Such additional information as the Agent may
from time to time reasonably request regarding the financial and business affairs of the Borrower.

                  7.3 Notices to the Agent. The Borrower shall notify the Agent, in writing of the following matters at the following times:

                           (1) Immediately after becoming aware of any Default
or Event of Default.

                           (2) Immediately after becoming aware that the holder
of any capital stock of the Borrower or of any Debt of the Borrower has given notice or taken any action with respect to a claimed default by the Borrower.

                           (3) Immediately after becoming aware of any Material
Adverse Effect.

                           (4) Immediately after becoming aware of any pending
or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

                           (5) Immediately after becoming aware of any violation
of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower which could reasonably be expected to have a Material Adverse Effect.

                           (6) Any change in the Borrower's name, state of
incorporation, or form of organization, trade names or styles under which the Borrower will create or acquire Contracts, or to which instruments in payment of Contracts may be made payable, in each case at least thirty (30) days prior thereto.

                           (7) Within ten (10) Business Days after the Borrower
or any ERISA Affiliate knows or has reason to know, that an ERISA Event has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

         8. GENERAL WARRANTIES AND REPRESENTATIONS. The Borrower warrants and represents to the Agent and the Lenders, at all times during the term of this Agreement and until the Obligations have been satisfied, that except as hereafter disclosed to and accepted by the Majority Lenders in writing:

                  8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim.

Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower (except as contemplated by this Agreement) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower, or (c) the certificate or articles of incorporation or bylaws of the Borrower.

                  8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the rateable benefit of the Agent and the Lenders and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (other than Permitted Liens) securing all the Obligations and enforceable against the Borrower and all third parties.

                  8.3 Organization and Qualification. The Borrower (a) is duly incorporated and organized and validly existing and in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on
Schedule 8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its Property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its Property.

                  8.4 Corporate Name; Prior Transactions. Except as set forth on
Schedule 8.4, the Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property outside of the ordinary course of business.

                  8.5 Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Affiliates. Each Affiliate which is a corporation is (a) duly incorporated and organized and validly existing and in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on any such Affiliate and (c) has all requisite power and authority to conduct its business and own its Property.

                  8.6 Financial Statements and Projections.

                           (1) The Borrower has delivered to the Agent the
audited balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders' equity for Fleeman Holding Company and its subsidiaries (including Borrower) as of May, 1998, and for the Fiscal Year then ended, accompanied by the report thereon of Fleeman Holding Company's independent certified public accountants. The Borrower has also delivered to the Agent the unaudited balance sheet and related statements of income for the Borrower as of October, 1998. Such financial statements are attached hereto as
Schedule 8.6. All such financial statements have been prepared in accordance with GAAP (consistent with historical accounting practices relating to loan loss reserves and regarding repossessions as a reduction of sales) and present accurately and fairly the financial position of the Borrower as at the dates thereof and their results of operations for the periods then ended.

                           (2) The projections of the Borrower, when submitted
to the Agent as required by the Agreement, will represent the Borrower's best estimate of the future financial performance of the Borrower.

                  8.7 Capitalization. As of the Closing Date, the Borrower's authorized capital stock consists of 2,000 shares of common stock, no par value per share, of which 100 shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by Fleeman Holding Company.

                  8.8 Solvency. The Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and shall remain Solvent during the term of this Agreement.

                  8.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower has no Debt, except (a) the Obligations, (b) Debt described in Section 9.9, (c) trade payables and other obligations arising in the ordinary course of business, (d) the Subordinated Debt, and (e) the Crown Revolving Sub-Debt Line.

                  8.10 Title to Property. The Borrower has good, indefeasible, and marketable title to all of its Property (including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Agent, except as disposed of in the ordinary course of business since the date thereof).

                  8.11 Litigation. Except as set forth on Schedule 8.11, there is no pending or (to the best of the Borrower's knowledge) threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority which could reasonably be expected to cause a Material Adverse Effect.

                  8.12 No Violation of Law. The Borrower is not in violation of any Requirement of Law, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect and the Contracts, in form and substance, comply with all Requirements of Law, including all interest rate and disclosure requirements.

                  8.13 No Default. The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

                  8.14 ERISA Compliance.

                           (1) Each Plan is in compliance in all material
respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                           (2) There are no pending or, to the best knowledge of
Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                           (3) (i) No ERISA Event has occurred or is reasonably
expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  8.15 Taxes. The Borrower has filed all Federal and other tax returns and reports required to be filed, and have paid or accrued all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

                  8.16 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans are to be used solely for business or working capital purposes. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                  8.17 No Material Adverse Change. No Material Adverse Effect has occurred since the date of the Financial Statements which are attached hereto as Schedule 8.6. On the basis of a comprehensive review and assessment undertaken by Borrower of Borrower's computer applications and inquiry made of Borrower's material suppliers, vendors and customers Borrower reasonably believes that the "Year 2000 problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a material adverse change in the operations, business, properties, or condition (financial or otherwise) of the Borrower.

                  8.18 Full Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Agent prior to the

Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         9. AFFIRMATIVE AND NEGATIVE COVENANTS. The Borrower covenants to the Agent and the Lenders that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

                  9.1 Taxes and Other Obligations. The Borrower shall (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its Property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as Borrower has notified the Agent in writing, the Borrower need not pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower has established proper reserves for as provided in GAAP, and (iii) no Lien on the Collateral results from such non-payment.

                  9.2 Corporate Existence and Good Standing. The Borrower shall maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect on the Borrower's Property, business, operations, prospects, or condition (financial or otherwise).

                  9.3 Compliance with Law and Agreements; Maintenance of Licenses. The Borrower shall comply with all Requirements of Law including the Federal Trade Commission's used car rule and all usury and consumer credit disclosure laws and regulations. The Borrower shall obtain and maintain all material licenses, permits, franchises, and governmental authorizations necessary to own its Property and to conduct its business as conducted on the Closing Date.

                  9.4 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  9.5 Mergers, Consolidations or Sales. Except with respect to the Car-Mart Merger, the Borrower shall not (a) enter into any transaction of merger, reorganization, or consolidation with any other Person; (b) transfer, sell, assign, lease, or otherwise dispose of all or any part of the Collateral or its assets except in the ordinary course of business; or (c) liquidate or dissolve.

                  9.6 Distributions and Capital Change. The Borrower shall not
(i) directly or indirectly declare or make or incur any liability to make any Distribution or (ii) make any change in its capital structure.

                  9.7 Transactions Affecting Collateral or Obligations. The Borrower shall not enter into any transaction which is likely to have a Material Adverse Effect.

                  9.8 Guaranties. The Borrower shall not make, issue, or become liable on any Guaranty, except Guaranties in favor of the Agent and the Lenders, and the Fleeman Guaranty.

                  9.9 Debt. The Borrower shall not incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and obligations incurred in the ordinary course of business; (c) other Debt existing on the Closing Date;
(d) Debt described in Sectin 8.9; and (e) Debt in an amount not to exceed $250,000 for the acquisition of Equipment.

                  9.10 Prepayment. The Borrower shall not voluntarily prepay any Debt, except the Obligations, the Crown Revolving Sub-Debt Line in accordance with Section 9.28 hereof, and any Subordinated Debt in accordance with the terms of this Agreement.

                  9.11 Transactions with Affiliates. Except as permitted by Agent in writing, the Borrower shall not sell, transfer, distribute, or pay any money or Property, including, but not limited to, any management fees or expenses of any nature, to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrower may engage in transactions with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Agent, and no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

                  9.12 Investment Banking and Finder's Fees. The Borrower shall not pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and the Lenders in connection therewith.

                  9.13 Business Conducted. The Borrower shall not engage directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Closing Date.

                  9.14 Liens. The Borrower shall not create, incur, assume, or permit to exist any Lien on any Collateral, except for the Lien in favor of the Agent and the Lenders and Permitted Liens.

                  9.15 Fiscal Year. The Borrower shall not change its Fiscal
Year.

                  9.16 Debt Ratio. The Borrower shall not permit the ratio, calculated as of the last day of each month, of (i) Debt (excluding Subordinated Debt and, to the extent included in Debt, the Escrowed Fleeman Tax Debt Amount) to (ii) Adjusted Tangible Net Worth plus Subordinated Debt to exceed (a) from the date hereof through December 31, 1999, 2.25 to 1.00 and (b) at any time thereafter, 2.00 to 1.00.

                  9.17 Loss Reserves. The Borrower shall maintain loss reserves in an amount, calculated as of the last day of each month, which shall not be less than an amount equal to (a) from the Closing Date through April 29, 1999, 18.5% of Net Balance of all Vehicle Contracts then outstanding and (b) at any time thereafter, a level which is in accordance with GAAP.

                  9.18 Charge-Off Policy. The Borrower shall establish and implement, in a manner satisfactory to the Agent, a policy for charging off the unpaid balance of its delinquent Vehicle Contracts. Without limiting the generality of the foregoing, the Borrower's policy shall provide, as a minimum, that on the last day of each month the Borrower shall charge off the unpaid balance of all Vehicle Contracts with respect to which (a) any payment due thereunder is 180 or more days contractually delinquent or (b) the Borrower has repossessed the Vehicle which secured the Vehicle Contract.

                  9.19 Subordinated Obligations. Except as permitted by the terms of the applicable subordination agreement, the Borrower shall not directly or indirectly (a) make any payment with respect to any Subordinated Debt; (b) amend or modify any Subordinated Debt in such a manner as to affect adversely the Agent and the Lenders; or (c) prepay or redeem all or any part of any Subordinated Debt.

                  9.20 Excess Availability. From the date hereof through April 15, 1999, the Borrower shall maintain an Excess Availability of not less than $2,500,000.

                  9.21 Fixed Charge Coverage Ratio. Borrower will not permit the ratio of (a) EBITDA to (b) Fixed Charges to be less than 1.15 to 1.00 as of the end of each month.

                  9.22 New Subsidiaries. The Borrower shall not, directly or indirectly, organize or acquire any Subsidiary other than those listed on
Schedule 8.5.

                  9.23 Restricted Investment. The Borrower shall not make any Restricted Investment.

                  9.24 Reporting Methodology. Without the Agent's prior written consent thereto, the Borrower shall not amend or modify the methodology employed by the Borrower in preparing its accounting and financial reports relating to the presentation of (i) the delinquency of Vehicle Contracts, (ii) the repossession of Vehicles, and (iii) the charge-off of delinquent Vehicle Contracts from the methodology employed by the Borrower as of the Closing Date so as to change the consistency of the information with respect to such items, from time to time, provided to Agent.

                  9.25 Contract Forms. The Borrower shall not use or acquire in its business Contracts which are not on the printed forms previously approved in writing by the Agent and the Borrower shall not change or vary the printed forms of such Contracts without the Agent's prior written consent, unless such change or variation is required by any Requirement of Law. The Agent may reasonably withhold its consent until the Agent receives a satisfactory opinion of the Borrower's counsel regarding compliance of the revised form of Contract with any Requirement of Law.

                  9.26 Credit Guidelines. The Borrower shall not make any changes in its Credit Guidelines without the Agent's prior written consent which the Agent may withhold in its sole and absolute discretion. The Borrower shall not purchase or otherwise acquire Contracts which do not comply with the Credit Guidelines.

                  9.27 Service Contracts. To the extent that the Borrower offers so-called "service contracts," the Borrower shall ensure that the cost of such service contracts are disclosed to the Contract Debtors and such service contracts are in compliance with all applicable consumer credit laws, including any and all special laws relating thereto.

                  9.28 Payments under Crown Revolving Sub-Debt Line. Borrower may repay loans under the Crown Revolving Sub-Debt Line as long as the following conditions precedent have been met at the time of any proposed repayment: (i) no Event of Default has occurred and is continuing or would result therefrom; and
(ii) Borrower notifies Agent at least seven (7) days prior to any proposed repayment.

                  9.29 New Car Lots. Borrower shall not open more than six (6) new car lot locations annually.

                  9.30 New Computer System. Borrower shall have installed a new central computer system satisfactory in all respects to Agent on or before July 15, 1999.

                  9.31 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent and the Lenders may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         10.      CONDITIONS TO BORROWINGS.

                  10.1 Conditions Precedent to Making of Revolving Loans on the Closing Date. The obligation of the Lenders to make the Revolving Loans on the Closing Date is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and the Lenders:

                           (1) After making the Revolving Loans on the Closing
Date and with all its obligations current, the Borrower shall have Excess Availability of at least $2,500,000.

                           (2) All representations and warranties contained in
the Agreement and in the other Loan Documents shall be true and correct as of the Closing Date.

                           (3) No Default or Event of Default shall exist on the
Closing Date, or would exist after giving effect to the Revolving Loans to be made on such date.

                           (4) The Agent and the Lenders shall have received
such opinions of counsel for the Borrower as the Agent and the Lenders shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent and the Lenders.

                           (5) The Agent and the Lenders shall have received the
following, in each instance in form and substance satisfactory to Agent:

                                    (1) acknowledgment copies of proper
financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

                                    (2) duly executed UCC-3 Termination
Statements and other instruments, in form and substance satisfactory to the Agent, as shall be deemed necessary by Agent to terminate and satisfy all Liens, other than Permitted Liens, on the Collateral;

                                    (3) an executed copy of the Blocked Account
Agreement;

                                    (4) an executed copy of the Crown Guaranty,
the Crown Subordination Agreement, and the Crown Revolving Sub-Debt Line Subordination Agreement;

                                    (5) executed copies of all of the other Loan
Documents to be delivered on the Closing Date.

                           (6) The Borrower shall have paid all fees and
expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                           (7) Crown Group, Inc. shall have made an equity
contribution to Borrower in an amount not less than $7,500,000 in form and substance satisfactory to Agent.

                           (8) The Borrower shall have paid in full the Closing
Fee.

                           (9) The Lenders shall have had an opportunity, if any
Lender so chooses, to examine the books of account and other records and files of the Borrower and to make copies thereof and to conduct a pre-closing audit which shall include, without limitation, verification of Contracts and Availability, and the results of such examination and audit shall have been satisfactory to such Lender in all respects.

                           (10) All proceedings taken in connection with the
execution of this Agreement, the other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent.

                           (11) The Acquisition will have closed in accordance
with the terms of the Acquisition Agreement and Crown Group, Inc. will own 100% of the stock of Fleeman Holding Company.

         The acceptance by the Borrower of any Revolving Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Revolving Loans have been satisfied, with the same effect as delivery to the Lender of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

         Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

                  10.2 Conditions Precedent to Each Revolving Loan. The obligation of the Lenders to make each Revolving Loan, including the initial Revolving Loans on the Closing Date, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                           (1) the following statements shall be true, and the
acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                                    (1) The representations and warranties
contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                                    (2) No event has occurred and is continuing,
or would result from such extension of credit, which constitutes a Default or an Event of Default;

                           (2) without limiting Section 10.1(a), the amount of
the Availability shall be sufficient to make such Revolving Loan without exceeding the Availability or the Total Facility, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.2(g), (h) and (i); and

                           (3) no Material Adverse Effect shall have occurred
since May 31, 1998 that has not been waived in writing by Agent.

         11.      DEFAULT.

                  11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                           (1) any failure to pay the principal of or interest
or premium on any of the Obligations when due, whether upon demand or otherwise;

                           (2) unless specifically addressed in Section 11.1(d),
any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                           (3) unless specifically addressed in Section 11.1(d),
any default shall occur in the observance or performance by the Borrower of any of the covenants and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent or any Lender) or become void or unenforceable, without the written consent of the Agent;

                           (4) any failure to comply with any of the provisions
of Sections 9.1, 9.3, 9.4, 9.8, 9.9, 9.10, 9.11 and 9.13 of this Agreement, if such failure continues for more than thirty (30) days after the earlier to occur of (x) notice of such failure by Agent to Borrower, or (y) Borrower knows of such failure; provided, however, that no such grace periods shall apply, and an Event of Default shall exist immediately upon the occurrence of such failure, if such failure is not susceptible to cure during such grace period;

                           (5) default shall occur by the Borrower with respect
to any Debt For Borrowed Money (other than the Obligations) in an outstanding principal amount which exceeds, in the aggregate for all such Debt with respect to which default shall have occurred, $1,000,000, or under any agreement or instrument under or pursuant to which any such Debt or indebtedness may have been issued, created, assumed, or guaranteed by the Borrower and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt or indebtedness to accelerate, the maturity of any such Debt; or any such Debt or indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                           (6) the Borrower shall (i) file a voluntary petition
in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its Debts as they become due;

                           (7) an involuntary petition shall be filed or an
action or proceeding otherwise commenced against the Borrower seeking reorganization, arrangement or readjustment of the debts of the Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against the Borrower shall have been entered in such proceeding;

                           (8) a receiver, assignee, liquidator, sequestrator,
custodian, trustee or similar officer for the Borrower or for all or any part of its Property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower;

                           (9) the Borrower shall file a certificate of
dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                           (10) all or any material part of the Property of the
Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                           (11) any guaranty of the Obligations shall be
terminated, revoked or declared void or invalid;

                           (12) one or more judgments or orders for the payment
of money aggregating in excess of $500,000, which amount shall not be fully covered by insurance, shall be rendered against the Borrower;

                           (13) any loss, theft, damage or destruction of any
item or items of Collateral or other Property of the Borrower occurs which (i) materially and adversely affects the Property, business, operation, prospects, or condition of the Borrower; or (ii) is material in amount and is not adequately covered by insurance;

                           (14) there occurs a Material Adverse Effect;

                           (15) there is filed against the Borrower any civil or
criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could result in the confiscation or forfeiture of any material portion of the Collateral;

                           (16) for any reason other than the failure of the
Agent to take any action available to it to maintain perfection of the Agent's Liens in the Collateral, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens or is terminated, revoked or declared void;

                           (17) after giving effect to the Car-Mart Merger,
Crown Group, Inc. shall, at any time, cease to be the record and beneficial owner of at least fifty-one percent (51%) of all of the issued and outstanding voting stock of the Borrower;

                           (18) an ERISA Event shall occur with respect to a
Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $250,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $100,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $250,000.

                  11.2     Remedies.

                           (1) If a Default or an Event of Default exists, the
Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Total Facility, or the advance rates against Net Eligible Contract Payments used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; and (ii) restrict the amount of or refuse to make Revolving Loans. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (a) terminate the Commitments and this Agreement;
(b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(f), 11.1(g), 11.1(h), or 11.1(i), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

                           (2) If an Event of Default has occurred and is
continuing, all rights of the Borrower to collect any payments due under the Collateral and all rights of the Borrower to exercise the consensual rights which it would otherwise be entitled to exercise with respect thereto, shall, at the option of the Agent and upon written notice from the Agent to the Borrower, immediately terminate. The Borrower acknowledges and agrees that following an Event of Default which has not been waived in writing by Agent the Agent shall be entitled to receive all of the Contract payments, without deduction, even though this may render the Borrower insolvent and leave the Borrower without any funds to pay its operating expenses. The Borrower, at the Agent's request, shall immediately provide the Agent with a current list of the names and addresses for all Contract

Debtors and shall, at the Agent's request following an Event of Default which has not been waived in writing by Agent, immediately direct all Contract Debtors (pursuant to a form of notice prepared by the Agent) to make all payments due under the Contracts and the other Collateral directly to the Agent or to a bank account designated by the Agent, and the Borrower shall otherwise cooperate with the Agent in that regard.

                           (3) If an Event of Default has occurred and is
continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to
Section 15.7. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required;
(b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                           (4) If an Event of Default occurs, the Borrower
hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

         12.      TERM AND TERMINATION.

                  12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

         13.      AMENDMENTS; WAIVER; PARTICIPATIONS.

                  13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

                  13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

                           (1) increase or extend the Commitment of any Lender;

                           (2) postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (3) reduce the principal of, or the rate of interest
specified herein on any Revolving Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (4) change the percentage of the Commitments or of
the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;

                           (5) increase any of the percentages set forth in the
definition of Advance Rate;

                           (6) amend this Section or any provision of the
Agreement providing for consent or other action by all Lenders;

                           (7) release Collateral other than as permitted by
Section 14.11;

                           (8) change the definitions of "Majority Lenders" or
"Required Lenders";

                           (9) increase the Total Facility;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

                  13.3     Assignments; Participations.

                           (1) Any Lender may, with the written consent of the
Agent, assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 or if less the entire amount of such Lender's Commitment; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") [together with any Note or Notes subject to such assignment] and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

                           (2) From and after the date that the Agent notifies
the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (3) By executing and delivering an Assignment and
Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto;
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (4) Immediately upon each Assignee's making its
processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                           (5) Any Lender may at any time sell to one or more
commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Revolving Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                           (6) Notwithstanding any other provision in this
Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.      THE AGENT.

                  14.1 Appointment and Authorization. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(h), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

                  14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

                  14.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

                  14.4     Reliance by Agent.

                           (1) The Agent shall be entitled to rely, and shall be
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in taking or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                           (2) For purposes of determining compliance with the
conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

                  14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                  14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

                  14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.10; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

                  14.8 Agent in Individual Capacity. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Revolving Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

                  14.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. In the event BABC sells all of its Commitments and Revolving Loans as part of a sale, transfer or other disposition by BABC of substantially all of its loan portfolio, BABC shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, in the event that BABC assigns all of its Loans to an affiliate, such affiliate shall automatically become the successor Agent hereunder upon the effective date of such assignment.

                  14.10    Withholding Tax.

                           (1) If any Lender is a "foreign corporation,
partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                                    (1) if such Lender claims an exemption from,
or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (2) if such Lender claims that interest paid
under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                                    (3) such other form or forms as may be
required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (2) If any Lender claims exemption from, or reduction
of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                           (3) If any Lender claiming exemption from United
States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                           (4) If any Lender is entitled to a reduction in the
applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (5) If the IRS or any other Governmental Authority of
the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                  14.11    Collateral Matters.

                           (1) The Lenders hereby irrevocably authorize the
Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Revolving Loans and all other Obligations; (ii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iii) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this
Section 14.11.

                           (2) Upon receipt by the Agent of any authorization
required pursuant to Section 14.11(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) Revolving Loan such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (3) The Agent shall have no obligation whatsoever to
any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

                  14.12    Restrictions on Actions by Lenders; Sharing of
Payments.

                           (1) Each of the Lenders agrees that it shall not,
without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                           (2) If at any time or times any Lender shall receive
(i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or

(2) Revolving Loan purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  14.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

                  14.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

                  if to BABC:              BankAmerica Business Credit, Inc.
                                           231 S. LaSalle Street, 16th Floor
                                           Chicago, Illinois 60697
                                           Attn: Gregory R. Eck


                  if to                  :
                        -----------------




                  if to                       :
                        ----------------------



or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

                  14.15 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                  14.16 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

                           (1) is deemed to have requested that the Agent
furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                           (2) expressly agrees and acknowledges that neither
BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                           (3) expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

                           (4) agrees to keep all Reports confidential and
strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                           (5) without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                  14.17 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

         15.      MISCELLANEOUS.

                  15.1 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.


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


                  15.2 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                           (1) THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE
IN THE STATE OF ILLINOIS AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY THE LAWS OF ANY OTHER STATE OR JURISDICTION.

                           (2) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                           (3) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF
ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.7 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                  15.3 Waiver of Jury Trial. THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE

BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  15.4 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

                  15.5 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                  15.6 Fees and Expenses. The Borrower agrees to pay to the Agent, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation:
(a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the reasonable allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens in the Collateral (including costs and expenses paid or incurred by the Lender in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, meals and other expenses for inspections of the Collateral and the Borrower's operations by the Agent's personnel, plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof, as more particularly described in Section 3.6; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Account; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the reasonable allocated cost of the Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lender's Liens in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent and any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses may be charged by the Agent to the Loan Account as Reference Rate Revolving Loans as described in Section 4.4.

                  15.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to BABC:  BankAmerica Business Credit, Inc.
                                               231 S. LaSalle Street, 16th Floor
                                               Chicago, Illinois 60697
                                               Attention: Gregory R. Eck,
                                                  Vice President
                                               Facsimile: (312) 974-8760

                  with copies to:              Bank of America NT&SA
                                               10124 Old Grove Road
                                               San Diego, CA 92131
                                               Attention:    Legal Department
                                               Facsimile:    (619) 549-7518

                  If to the Borrower:          America's Car-Mart, Inc.
                                               2007 South 8th Street, Suite 1
                                               Rogers, Arkansas 72758
                                               Attention:    Nan R. Smith,
                                                  President

                  with a copy to:              T.J. Falgout, III
                                               Executive Vice President and
                                                  General Counsel
                                               Crown Group, Inc.
                                               4040 North MacArthur Blvd.,
                                                  Suite 100
                                               Irving, TX 75038

                  and to:                      Mr. Mark D. Slusser
                                               Chief Financial Officer
                                               Crown Group, Inc.
                                               4040 North MacArthur Boulevard,
                                                  Suite 100
                                               Irving, TX 75038
or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  15.8 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

                  15.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Agent.

         16.      INDEMNITY OF THE LENDER BY THE BORROWER.

                           (1) The Borrower agrees to defend, indemnify and hold
the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Revolving Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Revolving Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                           (2) The Borrower agrees to indemnify, defend and hold
harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

                  16.1 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

                  16.2 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  16.3 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                  16.4 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

"AGENT"                                     "BORROWER"

BANKAMERICA BUSINESS CREDIT, INC.           AMERICA'S CAR-MART, INC.



By:                                         By:
   ------------------------------              -------------------------------
Name:    Gregory R. Eck                     Name:    Edward R. McMurphy
Title:   Vice President                     Title:   Chairman of the Board


                                            "LENDERS"

COMMITMENT:    100%                         BANKAMERICA BUSINESS CREDIT, INC.


                                            By:
                                               -------------------------------
                                            Name:    Gregory R. Eck
                                            Title:   Vice President



                                      S - 1